SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)              March 14, 1997
                                                 -------------------------------



                                VITAL SIGNS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



             New Jersey                0-18793                11-2279807
--------------------------------------------------------------------------------
(State or other jurisdiction of       (Commission            (IRS Employer
 incorporation or organization)      File Number)            Identification No.)



                    20 Campus Road, Totowa, New Jersey           07512
--------------------------------------------------------------------------------
                  (Address of principal executive offices)      (Zip Code)



Registrant's telephone number, including area code:            (201) 790-1330
                                                   -----------------------------

Item 5.  Other Events.

          On March 14, 1997, Vital Signs, Inc. (the "Company") announced that it had entered into a definitive merger agreement with Marquest Medical Products, Inc. ("Marquest") pursuant to which Marquest would become a wholly-owned subsidiary of the Company. Concurrently, the Company entered into an inducement agreement with Scherer Healthcare, Inc. ("Scherer Healthcare"), which is the majority shareholder of Marquest, to acquire, for cash, certain product rights previously sold by Marquest to Scherer Healthcare, and the Company entered into an inducement agreement with Robert Scherer, Scherer's principal shareholder. The agreements with Scherer Healthcare and Mr. Scherer also contain certain non-competition agreements. The transactions are subject to approval by Marquest's and Scherer Healthcare's shareholders and other customary conditions. The foregoing summary is qualified in its entirety by reference to the Company's Press Release, dated March 14, 1997, the Agreement and Plan of Merger, the Scherer Healthcare Inducement Agreement and the Robert Scherer Inducement Agreement, all of which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits.

         Exhibit No.  2.1   Agreement and Plan of Merger, dated March 14, 1997.
         Exhibit No.  2.2   Scherer Healthcare Inducement Agreement, dated
                            March 14, 1997
         Exhibit No. 99.1   Press Release, dated March 14, 1997
         Exhibit No. 99.2   Robert Scherer Inducement Agreement, dated
                            March 14, 1997

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                     VITAL SIGNS, INC.

                                                     By:/s/ Anthony J. Dimun
                                                        ________________________
                                                        Anthony J. Dimun,
                                                        Executive Vice President


Dated:  March 19, 1997

                                  EXHIBIT INDEX


Exhibit No.  2.1   Agreement and Plan of Merger, dated March 14, 1997.
Exhibit No.  2.2   Scherer Healthcare Inducement Agreement, dated March 14, 1997
Exhibit No. 99.1   Press Release, dated March 14, 1997
Exhibit No. 99.2   Robert Scherer Inducement Agreement, dated March 14, 1997